UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2010

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 14, 2010, The First American Corporation (“TFAC”) announced the distribution to its shareholders of all of its common shares of First American Financial Corporation (the “Company”), a wholly owned subsidiary of TFAC that holds directly or indirectly the assets and liabilities associated with the TFAC’s financial services businesses. To effect the distribution, TFAC will distribute one share of FAFC common stock for each share of TFAC common stock outstanding as of the close of business on May 26, 2010 (the “Record Date”). The distribution is expected to occur on June 1, 2010 to TFAC’s shareholders of record as of the close of business on the Record Date.

The Company’s Information Statement, dated May 26, 2010 (the “Information Statement”), which describes for shareholders the details of the distribution and provides information as to the business and management of the Company, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The Information Statement will have been mailed to TFAC’s shareholders shortly after the Record Date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
99.1	Information Statement, May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 28, 2010	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Executive Vice President and General Counsel

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